SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-05426
SERIES NO.: 3


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     21,614
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                      4,908
       Class C                                                      1,574
       Investor Class                                              23,285


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                     $30.53
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                     $26.96
       Class C                                                     $26.98
       Investor Class                                              $30.54